                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  [ ]     Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-12

                               CLARUS CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                WARREN B. KANDERS
                                BURTT R. EHRLICH
                                NICHOLAS SOKOLOW
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                                Kane Kessler, PC
                           1350 Avenue of the Americas
                            New York, New York 10019
                            (212May 9, 2002) 541-6222



                                   May 8, 2002



BY FAX TO (301) 556-0491
------------------------

Institutional Shareholder Services
Attention: Messrs. Ram Kumar and Ted Seaton
2099 Gaither Road
Rockville, Maryland 20850

        Re:  Clarus Corporation/Nominations of Warren B. Kanders,
             Burtt R. Ehrlich and Nicholas Sokolow ("Kanders Nominees") to Board of Directors

Gentlemen:

     We are counsel to Messrs. Kanders, Ehrlich and Sokolow who, as you know, are seeking election to the Board of Directors of Clarus Corporation. During your conference call with them this afternoon, you requested copies of their letters to Clarus Corporation. In order to avoid the requirement to refile their correspondence with the S.E.C., we direct your attention to Schedule 13D filed by the Kanders Nominees on April 12, 2002, to which is appended Mr. Kanders' letter dated March 20, 2002 to the Chairman of the Board and to the Board of Directors of Clarus Corporation and letters dated April 1, 2002 and April 9, 2002 from members of this firm.

     For the same reason, we suggest that you obtain directly from Clarus Corporation their letters dated March 29, 2002 and April 5, 2002, responding to our correspondence.

     On a different matter, it has just come to our attention that despite the filing by the Kanders Nominees of their preliminary proxy statement with the S.E.C. on April 24, 2002 and their definitive proxy statement on May 6, 2002, ISS issued its recommendation to vote FOR the election of management's nominees to the Clarus Board on May 7, 2002 without having given consideration to the proxy contest. ISS has subsequently issued an "Alert" to its clients withdrawing that recommendation. While we appreciate ISS's prompt action to attempt to rectify its error, we are extremely concerned that the ISS Alert will not be adequately disseminated amongst public shareholders who may be aware of ISS' initial recommendation.

     Accordingly, we urge ISS to immediately issue a press release disclosing the Alert and that its initial recommendation to vote for management's nominees has been withdrawn. We believe that only in this manner can ISS avoid the risk of selective disclosure and the possibility that it may have inadvertently created an unlevel playing field between the proxy contestants.

     We would be pleased to discuss this matter with you by telephone this afternoon should you so desire. Alternatively, we would appreciate your confirmation that ISS will issue an appropriate press release today addressing our concerns.

     On behalf of the Kanders Nominees, we wish to thank you for the time and courtesy you afforded them this afternoon. Should you have any questions concerning their presentation or require any additional information, please feel free to telephone Mr. Kanders directly at (203) 552-9600.


                                                  Very truly yours,


                                                  Jeffrey S. Tullman





cc: Warren B. Kanders